   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1998

                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         ALLIANCE LAUNDRY SYSTEMS LLC
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    35820                   39-1927923
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF     CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)
     INCORPORATION OR            P.O. BOX 990
      ORGANIZATION)       RIPON, WISCONSIN 54971-0990
                           TELEPHONE: (920) 748-3121
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                             THOMAS F. L'ESPERANCE
                                 P.O. BOX 990
                          RIPON, WISCONSIN 54971-0990
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPY TO:
                                 LANCE C. BALK
                               KIRKLAND & ELLIS
                             153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4675
                           TELEPHONE: (212) 446-4800

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                        PROPOSED
                                          PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT       MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED          REGISTERED   PER UNIT(1)     PRICE(1)      FEE(2)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
9 5/8% Senior
 Subordinated Notes due
 2008...................  $110,000,000     $1,000     $110,000,000   $32,450
-------------------------------------------------------------------------------
Guarantee(2)............      N/A           N/A           N/A          N/A

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) based upon the book value of the securities as of June 9, 1998.

(2) Previously paid.

(3) The Guarantee by Alliance Laundry Holdings LLC of the payment of principal and interest on the Notes is being registered hereby. Pursuant to Rule 457(g), no registration fee is required with respect to the Guarantee.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(continued from previous page)

                          ALLIANCE LAUNDRY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                   35820                     39-1928505
(STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
     OF INCORPORATION OR      CLASSIFICATION CODE NUMBER)     IDENTIFICATION
        ORGANIZATION)                                             NUMBER)

                         ALLIANCE LAUNDRY HOLDINGS LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                   35820                     52-2055893
(STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
     OF INCORPORATION OR      CLASSIFICATION CODE NUMBER)     IDENTIFICATION
        ORGANIZATION)                                             NUMBER)

EXPLANATORY NOTE:

  This Amendment No. 1 to the Form S-4 Registration Statement for Alliance Laundry Systems LLC, Alliance Laundry Corporation and Alliance Laundry Holdings LLC is being filed solely to file Part II to the Registration Statement, including certain Exhibits thereto. Part I of the Registration Statement is not included herewith and remains unchanged from the previous filing dated June 15, 1998.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Each of Alliance Laundry Systems LLC (the "Company") and Alliance Laundry Holdings LLC (the "Parent") is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the "DLLCA") provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.

  Section 6.4 of the Parent's Limited Liability Company Agreement (the "Parent LLC Agreement") provides, among other things, that the Company shall indemnify and hold harmless any Person (each an "Indemnified Person") to the fullest extent permitted under the DLLCA, as the same exists or as thereafter amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Parent to provide broader indemnification rights than the Parent is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person's Affiliates) by reason of the fact that such Person is or was a Unitholder or is or was serving as a Representative, officer, director, principal, member, employee or agent of the Parent or is or was serving at the request of the Parent as a Representative, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that (unless the Board otherwise consents) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person's or its Affiliates' gross negligence, willful misconduct or knowing violation of law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Parent. The Parent LLC Agreement further provides that expenses, including attorneys' fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Parent in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Parent.

  The Parent LLC Agreement defines "Person" as an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity. The Parent LLC Agreement defines "Affiliate" of any Person as any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. The Parent LLC Agreement defines "Unitholder" as any owner of one or more Units as reflected on the Parent's books and records. In addition, as used in the Parent LLC Agreement, each member of the Parent's Board is referred to as a "Representative". According to the LLC Agreement, the Parent shall have power to purchase and maintain insurance on behalf of any Indemnified Party against any expense, liability or loss incurred by such Person in any capacity or arising out of its status as such, whether or not the Parent would have power to indemnify against such liability or cost.

  Section 4.3 of the Company's Limited Liability Company Agreement (the "Company LLC Agreement") provides, among other things, that, except as limited by law and subject to the provisions of Section 4.3, each person and entity shall be entitled to be indemnified and held harmless on an as incurred basis by the Company (but only after first making a claim for indemnification available from any other source and only to the extent indemnification is not provided by that source) to the fullest extent permitted under the DLLCA (including indemnification for negligence, gross negligence and breach of fiduciary duty to the extent so authorized) as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against all losses, liabilities and expenses, including attorneys' fees and expenses, arising from claims, actions and proceedings in which such person or entity may be involved, as a party or otherwise, by reason of his being or having been on the Board, a Participant or officer of the Company, or by reason of his serving at the request of the Company as a director, officer, manager, member, partner, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including a service with respect to an employee benefit plan whether or not such person or entity continues to be such at the time any such loss, liability or expense is paid or incurred. The Company LLC Agreement further provides that the rights of indemnification provided in Section 4.3 are in addition to any rights to which such person may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns. In particular, and without limitation of the foregoing, such person or entity shall be entitled to indemnification by the Company against expenses (as incurred), including attorneys' fees and expenses, incurred by such person or entity upon the delivery by such person or entity to the Company of a written undertaking (reasonably acceptable to the Board). The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of
Section 4.3 with respect to the indemnification and advancement of expenses of the Board, Participants and officers of the Company.

  The Company LLC Agreement defines "Participant" as a Member, a Terminated Member or an Assignee. The Company LLC Agreement defines "Member" as the Parent and any Person admitted to the Company as a Substituted Member or Additional Member, but only so long as such Person is shown on the Company's books and records as the owner of one or more Units. The Company LLC Agreement defines "Terminated Member" as a Person who has ceased to be a Member pursuant to Section 4.7 of the Company LLC Agreement. In addition, the Company LLC Agreement defines "Assignee" as a Person or entity to whom a LLC interest has been transferred in a Transfer described in Section 4.4, unless and until such person or entity becomes a Member with respect to such LLC interest.

  Alliance Laundry Corporation (the "Corporation") is a Delaware corporation.
Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative of investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

  The Certificate of Incorporation of the Corporation provides that to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may thereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. The Certificate of Incorporation of the Corporation further provides that any repeal or modification of this provision of the Certificate of Incorporation of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

  Article V of the Bylaws of the Corporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may thereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in Section 2 of the Bylaws of the Corporation, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Corporation. Article V of the Bylaws of the Corporation further provides that the right to indemnification conferred in
Article V of the Bylaws of the Corporation shall be a contract right and, subject to Sections 2 and 5 of the Bylaws of the Corporation, shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of its board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Corporation's Bylaws provide for the maintenance of insurance under the circumstances described in Section 145.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (A) EXHIBITS.

  2.1 Agreement and Plan of Merger, dated as of February 21, 1998, by and among Bain/RCL, L.L.C., RCL Acquisitions, L.L.C., Raytheon Commercial
        Laundry LLC and Raytheon Company.*
  2.2  Amendment No. 1 to Agreement and Plan of Merger, dated as of May 2,
        1998, by and among Bain/RCL, L.L.C., RCL Acquisitions, L.L.C., Raytheon
        Commercial Laundry LLC and Raytheon Company.*
  3.1  Certificate of Formation of Alliance Laundry Systems LLC*
  3.2  Amended and Restated Limited Liability Company Agreement of Alliance
        Laundry Systems LLC.*
  3.3  Certificate of Incorporation of Alliance Laundry Corporation.*
  3.4  Bylaws of Alliance Laundry Corporation.*
  4.1  Indenture, dated as of May 5, 1998, among Alliance Laundry Systems LLC,
        Alliance Laundry Corporation, the Guarantors and United States Trust
        Company of New York.*
  5.1  Opinion and Consent of Kirkland & Ellis.**
  8.1  Opinion of Kirkland & Ellis as to federal income tax consequences.**
 10.1  Purchase Agreement, dated as of April 29,1998, by and among Alliance
        Laundry Systems LLC, Alliance Laundry Corporation and the Initial
        Purchasers.*
 10.2  Registration Rights Agreement, dated as of May 5, 1998, by and among
        Alliance Laundry Systems LLC, Alliance Laundry Corporation, Alliance
        Laundry Holdings LLC, and Lehman Brothers Inc. and Credit Suisse First
        Boston Corporation.*
 10.3  Credit Agreement, dated as of May 5, 1998, among Alliance Laundry
        Holdings LLC, Alliance Laundry Systems LLC, the several banks or other financial institutions or entities from time to time parties to this Agreement, Lehman Brothers Inc., Lehman Commercial Paper Inc., and
        General Electric Capital Corporation.*
 10.4  Loan and Security Agreement dated May 5, 1998, between Alliance Laundry
        Receivables Warehouse LLC, the Lenders and Lehman Commercial Paper
        Inc.*
 10.5  Amended and Restated Limited Liability Agreement of Alliance Laundry
        Holdings LLC, dated as of May 5, 1998.*
 10.6  Alliance Laundry Holdings LLC, Securityholders Agreement, dated as of
        May 5, 1998, between Alliance Laundry Holdings LLC and the
        Securityholders.*
 10.7  Alliance Laundry Holdings LLC, Registration Rights Agreement, made as if
        May 5, 1998, by and among Alliance Laundry Holdings LLC, Raytheon
        Company, Bain/RCL and the Securityholders.*
 10.8  Employment Agreement, made as of May 5, 1998, by and between Alliance
        Laundry Systems LLC and Thomas F. L'Esperance.*
 10.9 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, LLC, Thomas F. L'Esperance and Stifel,
        Nicolaus Custodian for Thomas F. L'Esperance IRA and Stifel, Nicolaus
        Custodian for Paula K. L'Esperance IRA.*
 10.10 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, LLC, R. Scott Gaster and Robert W. Baird
        & Co. Inc. TTEE for R. Scott Gaster IRA.*
 10.11 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Jeffrey J. Brothers and Delaware
        Charter Guarantee and Trust Company, TTEE for Jeffrey J. Brothers,
        IRA.*
 10.12 Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., and Herman Beach.*
 10.13 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Bruce P. Rounds and Stifel,
        Nicolaus Custodian for Bruce P. Rounds IRA.*
 10.14 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Scott L. Spiller and Stifel,
        Nicolaus Custodian for Scott Spiller IRA.*
 10.15 IRA and Executive Unit Purchase Agreement, made as of May 5, 1998, by and between RCL Acquisitions, L.L.C., Robert T. Wallace and Edward
        Jones, Cust FBO Robert T. Wallace, IRA.*
 10.16 Deferred Compensation Agreement, made and entered into as of May 5, 1998, by and among Thomas F. L'Esperance, Raytheon Company, Alliance
        Laundry Holdings LLC, and Alliance Laundry Systems LLC.*

 10.17 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among R. Scott Gaster, Alliance Laundry Holdings LLC, and
        Alliance Laundry Systems LLC.*
 10.18 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Jeffrey J. Brothers, Alliance Laundry Holdings LLC and Alliance Laundry Systems LLC.*
 10.19 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Herman W. Beach, Alliance Laundry Holdings LLC and
        Alliance Laundry Systems LLC.*
 10.20 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Bruce P. Rounds, Alliance Laundry Holdings LLC and
        Alliance Laundry Systems LLC.*
 10.21 Deferred Compensation Agreement, made and entered into as of May 5,
        1998, by and among Robert T. Wallace, Alliance Laundry Holdings LLC and
        Alliance Laundry Systems LLC.*
 10.22 Retention Agreement, dated as of September 30, 1997, by and between
        Thomas F. L'Esperance and Raytheon Commercial Laundry LLC.*
 10.23 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, be
        and between Thomas F. L'Esperance and Raytheon Commercial Laundry LLC.*
 10.24 Retention Agreement, dated as of September 30, 1997, by and between R.
        Scott Gaster and Raytheon Commercial Laundry LLC.*
 10.25 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between R. Scott Gaster and Raytheon Commercial Laundry LLC.*
 10.26 Retention Agreement, dated as of September 30, 1997, by and between
        Jeffrey J. Brothers and Raytheon Commercial Laundry LLC.*
 10.27 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between Jeffrey J. Brothers and Raytheon Commercial Laundry LLC.*
 10.28 Retention Agreement, dated as of September 30, 1997, by and between
        Herman W. Beach and Raytheon Commercial Laundry LLC.*
 10.29 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between Herman W. Beach and Raytheon Commercial Laundry LLC.*
 10.30 Retention Agreement, dated as of September 30, 1997, by and between
        Bruce P. Rounds and Raytheon Commercial Laundry LLC.*
 10.31 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between Bruce P. Rounds and Raytheon Commercial Laundry LLC.*
 10.32 Retention Agreement, dated as of September 30, 1997, by and between
        Robert T. Wallace and Raytheon Commercial Laundry LLC.*
 10.33 Amendment No. 1 to Retention Agreement, dated as of April   , 1998, by
        and between Robert T. Wallace and Raytheon Commercial Laundry LLC.*
 10.34 Promissory Note, dated as of May 5, 1998, from Thomas F. L'Esperance to
        RCL Acquisitions, L.L.C.*
 10.35 Promissory Note, dated as of May 5, 1998, from R. Scott Gaster to RCL
        Acquisitions, L.L.C.*
 10.36 Promissory Note, dated as of May 5, 1998, from Jeffrey J. Brothers to
        RCL Acquisitions, L.L.C.*
 10.37 Promissory Note, dated as of May 5, 1998, from Herman W. Beach to RCL
        Acquisitions, L.L.C.*
 10.38 Promissory Note, dated as of May 5, 1998, from Bruce P. Rounds to RCL
        Acquisitions, L.L.C.*
 10.39 Promissory Note, dated as of May 5, 1998, from Robert T. Wallace to RCL
        Acquisitions, L.L.C.*
 10.40 Advisory Agreement, dated as of      , 1998, by and between Alliance
        Laundry Systems LLC, and Bain Capital, Inc.*
 10.41 Transition Services Agreement, dated as of May   , 1998, by and among
        Bain/RCL, L.L.C., RCL Acquisitions, L.L.C., Raytheon Company, and
        Raytheon Commercial Laundry LLC.*
 10.42 Junior Subordinated Promissory Note, dated as of      , 1998, from
        Alliance Laundry Holdings LLC to Raytheon Company.*
 10.43 Supply Agreement, dated as of September 10, 1997, between Amana Company,
        L.P. and Raytheon Commercial Laundry LLC.**
 10.44 Supply Agreement II, dated as of September 10, 1997, between Amana
        Company, L.P. and Raytheon Commercial Laundry LLC.**
 12.1  Statement of Computation of Ratios.*
 21.1  Subsidiaries of Alliance Laundry Systems LLC.**
 23.1  Consent of Coopers & Lybrand L.L.P.***
 23.2  Consent of Kirkland & Ellis (included in exhibits 5.1 and 8.1).*
 24.1  Powers of Attorney (included in signature page).***
 25.1  Statement of Eligibility of Trustee on Form T-1.*

 27.1 Financial Data Schedule.*
 99.1 Form of Letter of Transmittal.**
 99.2 Form of Notice of Guaranteed Delivery.**
 99.3 Form of Tender Instructions.**

--------

  * Filed herewith

 ** To be filed by amendment.

*** Previously filed

 (B) FINANCIAL STATEMENT SCHEDULES

  Combined Schedule of Valuation Accounts

 (C) REPORT OF INDEPENDENT ACCOUNTANTS

ITEM 22. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of the chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
(a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter is such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RIPON, STATE OF WISCONSIN, ON JULY 2, 1998.

                                          Alliance Laundry Systems LLC

                                                 /s/ Thomas F. L'Esperance
                                          By: _________________________________
                                            Name: Thomas F. L'Esperance
                                            Title: President, Chief Executive
                                                   Officer and Manager

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATION ON JULY 2, 1998:

              SIGNATURE                              CAPACITY

      /s/ Thomas F. L'Esperance        President, Chief Executive Officer
-------------------------------------   and Manager (principal executive
        THOMAS F. L'ESPERANCE           officer)

         /s/ Bruce P. Rounds           Vice President/Chief Financial
-------------------------------------   Officer (principal financial and
           BRUCE P. ROUNDS              accounting officer)

                                       Manager
               *
-------------------------------------
          EDWARD W. CONARD

                                       Manager
               *
-------------------------------------
            ROBERT C. GAY

                                       Manager
               *
-------------------------------------
         STEPHEN C. SHERRILL

                                       Vice President and
               *                        Manager
-------------------------------------

--------   STEPHEN M. ZIDE

* means signed by attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RIPON, STATE OF WISCONSIN, ON JULY 2, 1998.

                                          Alliance Laundry Holdings LLC

                                                 /s/ Thomas F. L'Esperance
                                          By: _________________________________
                                            Name: Thomas F. L'Esperance
                                            Title: President, Chief Executive
                                                   Officer and Manager

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATION ON JULY 2, 1998:

              SIGNATURE                              CAPACITY

      /s/ Thomas F. L'Esperance        President, Chief Executive Officer
-------------------------------------   and Manager (principal executive
        THOMAS F. L'ESPERANCE           officer)

         /s/ Bruce P. Rounds           Vice President/Chief Financial
-------------------------------------   Officer (principal financial
           BRUCE P. ROUNDS              and accounting officer)

                                       Manager
               *
-------------------------------------
          EDWARD W. CONARD

                                       Manager
               *
-------------------------------------
            ROBERT C. GAY

                                       Manager
               *
-------------------------------------
         STEPHEN C. SHERRILL

                                       Vice President and
               *                        Manager
-------------------------------------

           STEPHEN M. ZIDE
--------

* means signed by attorney-in-fact

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RIPON, STATE OF WISCONSIN, ON JULY 2, 1998.

                                          Alliance Laundry Corporation

                                                 /s/ Thomas F. L'Esperance
                                          By: _________________________________
                                            Name: Thomas F. L'Esperance
                                            Title: President, Chief Executive
                                                   Officer and Director

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATION ON JULY 2, 1998:

              SIGNATURE                              CAPACITY

      /s/ Thomas F. L'Esperance        President, Chief Executive Officer
-------------------------------------   and Director (principal executive
        THOMAS F. L'ESPERANCE           officer)

         /s/ Bruce P. Rounds           Vice President/Chief Financial
-------------------------------------   Officer (principal financial and
           BRUCE P. ROUNDS              accounting officer)

                                       Director
               *
-------------------------------------
          EDWARD W. CONARD

                                       Director
               *
-------------------------------------
            ROBERT C. GAY

                                       Director
               *
-------------------------------------
         STEPHEN C. SHERRILL

                                       Vice President and
               *                        Director
-------------------------------------
           STEPHEN M. ZIDE
--------

* means signed by attorney-in-fact

                                 EXHIBITS INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
  2.1    Agreement and Plan of Merger, dated as of February 21,
          1998, by and among Bain/RCL, L.L.C., RCL Acquisitions,
          L.L.C., Raytheon Commercial Laundry LLC and Raytheon
          Company.*
  2.2    Amendment No. 1 to Agreement and Plan of Merger, dated
          as of May 2, 1998, by and among Bain/RCL, L.L.C., RCL
          Acquisitions, L.L.C., Raytheon Commercial Laundry LLC
          and Raytheon Company.*
  3.1    Certificate of Formation of Alliance Laundry Systems
          LLC*
  3.2    Amended and Restated Limited Liability Company
          Agreement of Alliance Laundry Systems LLC.*
  3.3    Certificate of Incorporation of Alliance Laundry
          Corporation.*
  3.4    Bylaws of Alliance Laundry Corporation.*
  4.1    Indenture, dated as of May 5, 1998, among Alliance
          Laundry Systems LLC, Alliance Laundry Corporation, the
          Guarantors and United States Trust Company of New
          York.*
  5.1    Opinion and Consent of Kirkland & Ellis.**
  8.1    Opinion of Kirkland & Ellis as to federal income tax
          consequences.**
 10.1    Purchase Agreement, dated as of April 29,1998, by and
          among Alliance Laundry Systems LLC, Alliance Laundry
          Corporation and the Initial Purchasers.*
 10.2    Registration Rights Agreement, dated as of May 5, 1998,
          by and among Alliance Laundry Systems LLC, Alliance
          Laundry Corporation, Alliance Laundry Holdings LLC,
          and Lehman Brothers Inc. and Credit Suisse First
          Boston Corporation.*
 10.3    Credit Agreement, dated as of May 5, 1998, among
          Alliance Laundry Holdings LLC, Alliance Laundry
          Systems LLC, the several banks or other financial
          institutions or entities from time to time parties to
          this Agreement, Lehman Brothers Inc., Lehman
          Commercial Paper Inc., and General Electric Capital
          Corporation.*
 10.4    Loan and Security Agreement dated May 5, 1998, between
          Alliance Laundry Receivables Warehouse LLC, the
          Lenders and Lehman Commercial Paper Inc.*
 10.5    Amended and Restated Limited Liability Agreement of
          Alliance Laundry Holdings LLC, dated as of May 5,
          1998.*
 10.6    Alliance Laundry Holdings LLC, Securityholders
          Agreement, dated as of May 5, 1998, between Alliance
          Laundry Holdings LLC and the Securityholders.*
 10.7    Alliance Laundry Holdings LLC, Registration Rights
          Agreement, made as if May 5, 1998, by and among
          Alliance Laundry Holdings LLC, Raytheon Company,
          Bain/RCL and the Securityholders.*
 10.8    Employment Agreement, made as of May 5, 1998, by and
          between Alliance Laundry Systems LLC and Thomas F.
          L'Esperance.*
 10.9    IRA and Executive Unit Purchase Agreement, made as of
          May 5, 1998, by and between RCL Acquisitions, LLC,
          Thomas F. L'Esperance and Stifel, Nicolaus Custodian
          for Thomas F. L'Esperance IRA and Stifel, Nicolaus
          Custodian for Paula K. L'Esperance IRA.*
 10.10   IRA and Executive Unit Purchase Agreement, made as of
          May 5, 1998, by and between RCL Acquisitions, LLC, R.
          Scott Gaster and Robert W. Baird & Co. Inc. TTEE for
          R. Scott Gaster IRA.*
 10.11   IRA and Executive Unit Purchase Agreement, made as of
          May 5, 1998, by and between RCL Acquisitions, L.L.C.,
          Jeffrey J. Brothers and Delaware Charter Guarantee and
          Trust Company, TTEE for Jeffrey J. Brothers, IRA.*
 10.12   Executive Unit Purchase Agreement, made as of May 5,
          1998, by and between RCL Acquisitions, L.L.C., and
          Herman Beach.*
 10.13   IRA and Executive Unit Purchase Agreement, made as of
          May 5, 1998, by and between RCL Acquisitions, L.L.C.,
          Bruce P. Rounds and Stifel, Nicolaus Custodian for
          Bruce P. Rounds IRA.*
 10.14   IRA and Executive Unit Purchase Agreement, made as of
          May 5, 1998, by and between RCL Acquisitions, L.L.C.,
          Scott L. Spiller and Stifel, Nicolaus Custodian for
          Scott Spiller IRA.*

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
 10.15   IRA and Executive Unit Purchase Agreement, made as of
          May 5, 1998, by and between RCL Acquisitions, L.L.C.,
          Robert T. Wallace and Edward Jones, Cust FBO Robert T.
          Wallace, IRA.*
 10.16   Deferred Compensation Agreement, made and entered into
          as of May 5, 1998, by and among Thomas F. L'Esperance,
          Raytheon Company, Alliance Laundry Holdings LLC, and
          Alliance Laundry Systems LLC.*
 10.17   Deferred Compensation Agreement, made and entered into
          as of May 5, 1998, by and among R. Scott Gaster,
          Alliance Laundry Holdings LLC, and Alliance Laundry
          Systems LLC.*
 10.18   Deferred Compensation Agreement, made and entered into
          as of May 5, 1998, by and among Jeffrey J. Brothers,
          Alliance Laundry Holdings LLC and Alliance Laundry
          Systems LLC.*
 10.19   Deferred Compensation Agreement, made and entered into
          as of May 5, 1998, by and among Herman W. Beach,
          Alliance Laundry Holdings LLC and Alliance Laundry
          Systems LLC.*
 10.20   Deferred Compensation Agreement, made and entered into
          as of May 5, 1998, by and among Bruce P. Rounds,
          Alliance Laundry Holdings LLC and Alliance Laundry
          Systems LLC.*
 10.21   Deferred Compensation Agreement, made and entered into
          as of May 5, 1998, by and among Robert T. Wallace,
          Alliance Laundry Holdings LLC and Alliance Laundry
          Systems LLC.*
 10.22   Retention Agreement, dated as of September 30, 1997, by
          and between Thomas F. L'Esperance and Raytheon
          Commercial Laundry LLC.*
 10.23   Amendment No. 1 to Retention Agreement, dated as of
          April   , 1998, be and between Thomas F. L'Esperance
          and Raytheon Commercial Laundry LLC.*
 10.24   Retention Agreement, dated as of September 30, 1997, by
          and between R. Scott Gaster and Raytheon Commercial
          Laundry LLC.*
 10.25   Amendment No. 1 to Retention Agreement, dated as of
          April   , 1998, by and between R. Scott Gaster and
          Raytheon Commercial Laundry LLC.*
 10.26   Retention Agreement, dated as of September 30, 1997, by
          and between Jeffrey J. Brothers and Raytheon
          Commercial Laundry LLC.*
 10.27   Amendment No. 1 to Retention Agreement, dated as of
          April   , 1998, by and between Jeffrey J. Brothers and
          Raytheon Commercial Laundry LLC.*
 10.28   Retention Agreement, dated as of September 30, 1997, by
          and between Herman W. Beach and Raytheon Commercial
          Laundry LLC.*
 10.29   Amendment No. 1 to Retention Agreement, dated as of
          April   , 1998, by and between Herman W. Beach and
          Raytheon Commercial Laundry LLC.*
 10.30   Retention Agreement, dated as of September 30, 1997, by
          and between Bruce P. Rounds and Raytheon Commercial
          Laundry LLC.*
 10.31   Amendment No. 1 to Retention Agreement, dated as of
          April   , 1998, by and between Bruce P. Rounds and
          Raytheon Commercial Laundry LLC.*
 10.32   Retention Agreement, dated as of September 30, 1997, by
          and between Robert T. Wallace and Raytheon Commercial
          Laundry LLC.*
 10.33   Amendment No. 1 to Retention Agreement, dated as of
          April   , 1998, by and between Robert T. Wallace and
          Raytheon Commercial Laundry LLC.*
 10.34   Promissory Note, dated as of May 5, 1998, from Thomas
          F. L'Esperance to RCL Acquisitions, L.L.C.*
 10.35   Promissory Note, dated as of May 5, 1998, from R. Scott
          Gaster to RCL Acquisitions, L.L.C.*
 10.36   Promissory Note, dated as of May 5, 1998, from Jeffrey
          J. Brothers to RCL Acquisitions, L.L.C.*
 10.37   Promissory Note, dated as of May 5, 1998, from Herman
          W. Beach to RCL Acquisitions, L.L.C.*
 10.38   Promissory Note, dated as of May 5, 1998, from Bruce P.
          Rounds to RCL Acquisitions, L.L.C.*
 10.39   Promissory Note, dated as of May 5, 1998, from Robert
          T. Wallace to RCL Acquisitions, L.L.C.*
 10.40   Advisory Agreement, dated as of      , 1998, by and
          between Alliance Laundry Systems LLC, and Bain
          Capital, Inc.*
 10.41   Transition Services Agreement, dated as of May   ,
          1998, by and among Bain/RCL, L.L.C., RCL Acquisitions,
          L.L.C., Raytheon Company, and Raytheon Commercial
          Laundry LLC.*

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                        DESCRIPTION                             PAGE
 -------                       -----------                         ------------
 10.42   Junior Subordinated Promissory Note, dated as of      ,
          1998, from Alliance Laundry Holdings LLC to Raytheon
          Company.*
 10.43   Supply Agreement, dated as of September 10, 1997,
          between Amana Company, L.P. and Raytheon Commercial
          Laundry LLC.**
 10.44   Supply Agreement II, dated as of September 10, 1997,
          between Amana Company, L.P. and Raytheon Commercial
          Laundry LLC.**
 12.1    Statement of Computation of Ratios.*
 21.1    Subsidiaries of Alliance Laundry Systems LLC.**
 23.1    Consent of Coopers & Lybrand L.L.P.***
 23.2    Consent of Kirkland & Ellis (included in exhibits 5.1
          and 8.1).*
 24.1    Powers of Attorney (included in signature page).***
 25.1    Statement of Eligibility of Trustee on Form T-1.*
 27.1    Financial Data Schedule.*
 99.1    Form of Letter of Transmittal.**
 99.2    Form of Notice of Guaranteed Delivery.**
 99.3    Form of Tender Instructions.**

-------

  * Filed herewith

 ** To be filed by amendment.

*** Previously filed

                                       3